TRITON INTERNATIONAL REPORTS FIRST QUARTER 2019 RESULTS:
ADJUSTED EPS OF $1.19, QUARTERLY DIVIDEND OF $0.52, AND NEW $200 MILLION SHARE REPURCHASE AUTHORIZATION

Hamilton, Bermuda – April 30, 2019 – Triton International Limited (NYSE: TRTN) ("Triton")

First Quarter Highlights:

•
Adjusted net income was $92.8 million or $1.19 per diluted share, an increase of 20.2% per diluted share from the first quarter of 2018 and a decrease of 4.8% per diluted share from the fourth quarter of 2018. Triton’s first quarter results included several non-recurring items which in total contributed $0.04 per share.

•	Net income attributable to common shareholders was $91.9 million or $1.17 per diluted share.

•	Utilization averaged 97.6% in the first quarter of 2019.

•	Triton raised gross proceeds of $86.3 million through an initial perpetual preferred equity offering in March 2019.

•	Triton purchased 2.6 million common shares during the first quarter. As of April 22, 2019, Triton has repurchased 5.1 million shares under the share repurchased program authorized in August 2018.

•	Triton announced the Board of Directors has authorized a new $200.0 million common share repurchase program.

•	Triton announced a quarterly dividend of $0.52 per common share payable on June 27, 2019 to shareholders of record as of June 6, 2019.

Financial Results
The following table summarizes Triton’s selected key financial information for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018.

	(in millions, except per share data)
	Three Months Ended,
	March 31, 2019		December 31, 2018		March 31, 2018
Total leasing revenues	$340.9		$355.4		$315.1

GAAP
Net income attributable to common shareholders	$91.9	(4)	$69.6	(3)	$80.9
Net income per share - Diluted	$1.17		$0.87		$1.00

Non-GAAP (1)
Adjusted net income	$92.8		$99.4		$79.8
Adjusted net income per share - Diluted	$1.19		$1.25		$0.99

Return on equity (2)	17.2%		17.7%		15.4%

(1)	Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.

(2)	Refer to the “Calculation of Return on Equity” set forth below.

(3)	Net income attributable to common shareholders was reduced by $24.7 million tax expense related to the intra-entity transfer of assets.

(4)	Net of dividends on preferred shares of $0.3 million.

Operating Performance
“Triton achieved excellent results in the first quarter of 2019," commented Brian M. Sondey, Chief Executive Officer of Triton. “We generated $92.8 million of Adjusted net income in the first quarter, or $1.19 of Adjusted net income per share, and we realized an annualized Return on equity of 17.2%.”

“Triton’s strong financial results in the first quarter were supported by our continued outstanding operating performance, and key operating metrics such as utilization and used container sale prices remained at high levels. However, new lease transaction activity and container pick-up volumes were slow throughout the first quarter and we have so far limited our purchases of new containers. The first quarter typically represents the depth of the slow season for dry containers, and this typical seasonal weakness has likely been compounded this year by increased uncertainty related to the ongoing trade dispute between the United States and China. We recently have seen some increase in lease inquiries, and new container prices have rebounded toward the $1,900 range for a 20’ dry container, but the overall pace of leasing activity has not yet shifted to typical pre-peak season levels.”

“Triton has taken a number of actions this year to drive shareholder value. We repurchased 2.6 million shares of our common stock during the first quarter at values we believe are compelling, increasing our total purchases to 5.1 million shares since last summer. In addition, we repurchased the majority of the third-party investor interests in a partnership which owns a portfolio of containers in our fleet. We also completed an inaugural issuance of perpetual preferred stock. We believe the perpetual preferred stock provides an attractive combination of risk protection and cost, and will be a valuable addition to our capital structure. Overall, our strong cash flow, unrivaled operating capabilities and range of financing options continue to give us many levers to drive shareholder value.”

Outlook
“Our customers continue to expect trade growth will be moderately positive in 2019 and we expect leasing activity will accelerate as we move deeper into the second quarter, supporting our utilization and providing more investment opportunities. However, we do not expect the one-time items benefiting the first quarter to reoccur, and we transferred a large number of containers from short-term to long-term lease with one of our major customers, which will negatively impact our leasing revenue in the near-term but lead to an attractive and more secure long-term value for the containers. Overall, we expect our Adjusted net income per share will decrease slightly from the first quarter of 2019 to the second quarter, and then increase from the second quarter through the end of the year.”

Dividends
Triton’s Board of Directors has approved a cash dividend of $0.53125 per share on its 8.5% Series A Preferred Shares (NYSE:TRTN-PA) payable June 17, 2019 to holders on record at the close of business as of June 10, 2019.

Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on June 27, 2019 to shareholders of record at the close of business on June 6, 2019.

Share Repurchase Update
As of April 22, 2019, we have repurchased approximately 5.1 million common shares under the share repurchase plan authorized in August 2018 for a total of $162.0 million at an average price per-share of $31.56. This represents 6.3% of the shares outstanding at the start of the repurchase plan. On April 25, 2019, Triton’s Board of Directors authorized a new $200.0 million share repurchase program replacing the previous authorization.

Mr. Sondey concluded, “We continue to view share repurchases as a compelling investment for the company and a high value use for our strong and stable equity cash flow. We believe the embedded value of our existing contractual lease streams and containers compare favorably to our current market valuation, even without considering the value of our best-in-class market leading franchise.”

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Tuesday, April 30, 2019 to discuss its first quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.1 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Average Utilization (1)	97.6%	98.2%	98.7%	98.8%	98.6%
Ending Utilization (1)	97.4%	97.8%	98.6%	98.7%	98.7%

(1)
Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of March 31, 2019, December 31, 2018 and March 31, 2018:

	Equipment Fleet in Units			Equipment Fleet in TEU
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	December 31, 2018	March 31, 2018
Dry	3,322,723	3,340,946	3,103,671	5,448,267	5,476,406	5,039,302
Refrigerated	229,971	228,778	221,810	443,402	440,781	426,335
Special	93,361	93,900	90,867	168,755	169,614	163,155
Tank	12,600	12,509	12,188	12,600	12,509	12,188
Chassis	24,879	24,832	22,477	45,885	45,787	40,996
Equipment leasing fleet	3,683,534	3,700,965	3,451,013	6,118,909	6,145,097	5,681,976
Equipment trading fleet	17,504	13,138	12,022	27,014	21,361	19,245
Total	3,701,038	3,714,103	3,463,035	6,145,923	6,166,458	5,701,221

	Equipment in CEU
	March 31, 2019	December 31, 2018	March 31, 2018
Operating leases	6,997,855	7,009,605	6,752,636
Finance leases	539,854	538,867	329,659
Equipment trading fleet	50,117	47,476	53,454
Total	7,587,826	7,595,948	7,135,749

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than statements of historical information, are "forward-looking statements", including statements regarding our strategy, future operations, and future financial positions, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," “estimate”, "anticipate," “predict”, "believe," “plan”, "will," "should", “intend”, “seek”, “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward looking statements contain these identifying words. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: uncertainty as to the long-term value of Triton's common shares; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to the impact of trade wars, tariffs and other trade actions; disruption to our operations from failures of, or attacks on, our information technology systems; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions imposed by the terms of our debt agreements; changes in tax laws in Bermuda, the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”) filed with the Securities and Exchange Commission ("SEC"), on February 19, 2019, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors set forth in our Form 10-K.. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Certain financial measures are identified as not being prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Please refer to the “Use of Non-GAAP Financial Measures” and “Non-GAAP Reconciliations of Adjusted Net Income” set forth below for a reconciliation of such non-GAAP measures to their most comparable GAAP measures.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,634,305 and $2,533,446	$8,796,491	$8,923,451
Net investment in finance leases	465,480	478,065
Equipment held for sale	86,211	66,453
Revenue earning assets	9,348,182	9,467,969
Cash and cash equivalents	60,768	48,950
Restricted cash	116,551	110,589
Accounts receivable, net of allowances of $1,097 and $1,240	222,567	264,382
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $216,340 and $205,532	82,117	92,925
Other assets	38,692	34,610
Fair value of derivative instruments	4,580	13,923
Total assets	$10,110,122	$10,270,013
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$38,463	$22,392
Fair value of derivative instruments	19,487	10,966
Accounts payable and other accrued expenses	112,357	99,885
Net deferred income tax liability	286,495	282,129
Debt, net of unamortized debt costs of $43,684 and $44,889	7,364,725	7,529,432
Total liabilities	7,821,527	7,944,804

Shareholders' equity:
Preferred shares, $0.01 par value, 3,450,000 authorized, 3,450,000 and no shares issued and outstanding, respectively; at liquidation preference	86,250	—
Common shares, $0.01 par value, 270,000,000 shares authorized, 80,982,197 and 80,843,472 shares issued, respectively	811	809
Undesignated shares, $0.01 par value, 26,550,000 and 30,000,000 shares authorized, respectively, no shares issued and outstanding	—	—
Treasury shares, at cost, 4,489,682 and 1,853,148 shares, respectively	(141,407)	(58,114)
Additional paid-in capital	906,164	896,811
Accumulated earnings	1,400,491	1,349,627
Accumulated other comprehensive income (loss)	(1,034)	14,563
Total shareholders' equity	2,251,275	2,203,696
Noncontrolling interests	37,320	121,513
Total equity	2,288,595	2,325,209
Total liabilities and equity	$10,110,122	$10,270,013

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Leasing revenues:
Operating leases	$330,422	$310,231
Finance leases	10,437	4,866
Total leasing revenues	340,859	315,097

Equipment trading revenues	17,828	13,375
Equipment trading expenses	(14,241)	(10,384)
Trading margin	3,587	2,991

Net gain on sale of leasing equipment	8,469	9,218

Operating expenses:
Depreciation and amortization	134,609	130,433
Direct operating expenses	16,802	11,048
Administrative expenses	18,187	19,582
Transaction and other (income) costs	—	(29)
Provision (reversal) for doubtful accounts	(142)	(101)
Total operating expenses	169,456	160,933
Operating income (loss)	183,459	166,373
Other expenses:
Interest and debt expense	83,520	75,098
Realized (gain) loss on derivative instruments, net	(704)	(248)
Unrealized (gain) loss on derivative instruments, net	986	(1,186)
Other (income) expense, net	(1,004)	(659)
Total other expenses	82,798	73,005
Income (loss) before income taxes	100,661	93,368
Income tax expense (benefit)	7,850	10,503
Net income	$92,811	$82,865
Less: income (loss) attributable to noncontrolling interest	592	1,973
Less: dividend on preferred shares	305	—
Net income (loss) attributable to common shareholders	$91,914	$80,892
Net income per common share—Basic	$1.18	$1.01
Net income per common share—Diluted	$1.17	$1.00
Cash dividends paid per common share	$0.52	$0.45
Weighted average number of common shares outstanding—Basic	77,721	79,968
Dilutive restricted shares	549	604
Weighted average number of common shares outstanding—Diluted	78,270	80,572

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$92,811	$82,865
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	134,609	130,433
Amortization of deferred debt cost and other debt related amortization	3,601	3,113
Lease related amortization	12,254	20,009
Share-based compensation expense	1,818	2,512
Net (gain) loss on sale of leasing equipment	(8,469)	(9,218)
Unrealized (gain) loss on derivative instruments	986	(1,186)
Deferred income taxes	7,116	9,301
Changes in operating assets and liabilities:
Accounts receivable	41,421	(1,071)
Accounts payable and other accrued expenses	3,019	844
Net equipment sold for resale activity	(8,803)	(5,185)
Cash collections on finance lease receivables, net of income earned	17,125	14,771
Other assets	(1,757)	(953)
Net cash provided by (used in) operating activities	295,731	246,235
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(43,981)	(258,668)
Proceeds from sale of equipment, net of selling costs	49,947	38,885
Other	26	55
Net cash provided by (used in) investing activities	5,992	(219,728)
Cash flows from financing activities:
Issuance of preferred shares, net of underwriting discount and expenses	83,058	—
Purchases of treasury shares	(82,266)	—
Redemption of common shares	(978)	(822)
Debt issuance costs	(1,962)	(4,976)
Borrowings under debt facilities	125,000	510,210
Payments under debt facilities and capital lease obligations	(293,290)	(469,841)
Dividends paid	(40,427)	(36,008)
Distributions to noncontrolling interests	(2,078)	(4,249)
Purchase of noncontrolling interest	(71,000)	—
Net cash provided by (used in) financing activities	(283,943)	(5,686)
Net increase (decrease) in cash, cash equivalents and restricted cash	$17,780	$20,821
Cash, cash equivalents and restricted cash, beginning of period	159,539	226,171
Cash, cash equivalents and restricted cash, end of period	$177,319	$246,992
Supplemental disclosures:
Interest paid	$66,106	$56,571
Income taxes paid (refunded)	$155	$244
Right-of-use asset for leased property	$8,289	$—
Supplemental non-cash investing activities:
Equipment purchases payable	$38,463	$125,978

Use of Non-GAAP Financial Measures

We use the term "Adjusted net income" throughout this press release.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to shareholders excluding debt termination costs net of tax, gains and losses on interest rate swaps net of tax, transaction and other costs net of tax, and taxes adjustments related to the intra-entity transfer.

Adjusted net income is not a presentation made in accordance with U.S. GAAP. Adjusted net income should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this measure:

•	is widely used by securities analysts and investors to measure a company’s operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,
	March 31, 2019	December 31, 2018	March 31, 2018
Net income attributable to common shareholders	$91,914	$69,557	$80,892
Adjustments:
Unrealized loss (gain) on derivative instruments, net	903	1,250	(1,052)
Transaction and other (income) costs	—	104	(26)
Debt termination expense	—	3,800	—
Tax adjustments related to intra-entity asset transfer(1)	—	24,728	—
Adjusted net income	$92,817	$99,439	$79,814
Adjusted net income per common share—Diluted	$1.19	$1.25	$0.99
Weighted average number of common shares outstanding—Diluted	78,270	79,741	80,572

(1) The primary driver leading to the difference between net income (loss) attributable to shareholders and Adjusted net income in the fourth quarter of 2018 was a one-time increase in GAAP taxes resulting from internal transfers of approximately $600.0 million of containers. These transfers were structured as taxable sales between Triton entities, and led to an increase in taxable income for Triton’s U.S. entities. Triton was able to utilize a portion of its accumulated net operating losses to offset the taxable income generated by the sales, and Triton’s U.S. cash taxes remained minimal in the fourth quarter. However, Triton was required to accrue taxes on the sales for GAAP purposes because the containers were sold for a value in excess of their net book value when adjusted for purchase accounting. These taxes were excluded from the calculation of Adjusted net income in the fourth quarter, and we expect the transfer to result in reduced GAAP tax accruals in future periods.

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)

	Three Months Ended,
	March 31, 2019	December 31, 2018	March 31, 2018
Adjusted net income	$92,817	$99,439	$79,814
Annualized Adjusted net income (1)	376,425	394,513	323,690

Average Shareholders' equity (2)(3)	$2,184,361	$2,230,590	$2,104,895

Return on equity	17.2%	17.7%	15.4%

(1)	Annualized Adjusted net income was calculated based on calendar days per quarter.

(2)	Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods.

(3)	Shareholders' equity was adjusted to exclude preferred shares.